Exhibit 21




                              LIST OF SUBSIDIARIES
                              --------------------


                 Subsidiary                              Jurisdiction
                 ----------                              ------------


    Women's Medical & Diagnostic Center, Inc.              Delaware

    Reproductive Partners, Inc.                            Delaware